Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-256888 on Form F-3 and Registration Statement Nos. 333-33094, 333-65968, 333-97249, 333-103768, 333-107727, 333-149828, 333-155527, 333-170716, 333-175852, and 333-184558 on Form S-8 of our reports dated 17 May 2023, relating to the consolidated financial statements of National Grid plc and the effectiveness of National Grid plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 March 2023.

/s/ Deloitte LLP
London, United Kingdom
6 June 2023